Exhibit 99

U.S. Xpress Appoints Matt Herndon to President of Dedicated Services

CHATTANOOGA, Tenn.--(BUSINESS WIRE)--U.S. Xpress Enterprises, Inc. (NYSE:USX) (the “Company”), the nation’s fifth largest asset-based truckload carrier by revenue, today announced an organizational update within the Company’s primary service offerings with the appointment of Matt Herndon to President of Dedicated Services.

“Thanks in large part to Matt’s efforts, we’re seeing positive results from our strategic initiatives throughout the company,” said Eric Fuller, President and CEO of U.S. Xpress. “I believe his leadership and drive are exactly what we need to take our Dedicated Services division to the next level.”

Previously serving in the role of the Chief Operating Officer for the Company’s subsidiary, U.S. Xpress, Inc., Herndon has played a vital role in improving safety fleet-wide, implementing new processes for driver recruiting, eliminating waste and friction from operational processes and setting the foundation for growth.

“We’re fortunate to have found the best leader for our Dedicated Services division within our existing talent pool,” said Fuller. “I believe Dedicated service offerings have an enormous upside potential for our customers and the Company, and I’m confident that Matt will lead us to building an even stronger offering than what we have today. I’m grateful to Matt for the incredible work he’s done as the COO of U.S. Xpress, Inc. and am excited about where he’ll take the Dedicated group.”

Cameron Ramsdell, currently President of the company’s digital fleet, Variant, will continue to be responsible for Variant while assuming responsibility for the remaining OTR fleet as well.

About U.S. Xpress Enterprises

Founded in 1985, U.S. Xpress Enterprises, Inc. is the nation’s fifth largest asset-based truckload carrier by revenue, providing services primarily throughout the United States. We offer customers a broad portfolio of services using our own truckload fleet and third‐party carriers through our non‐asset‐based truck brokerage network. Our modern fleet of tractors is backed up by a team of committed professionals whose focus lies squarely on meeting the needs of our customers and our drivers.

Forward-Looking Statements

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases such as "expects," "believes," "anticipates," "plans," "intends," “continue,” “will,” “could,” “should,” “may,” and similar terms and phrases. In this press release, such statements may include, but are not limited to, expectations concerning the roles of certain members of the Company’s management team. Readers should review and consider the factors disclosed by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission that could cause actual events to differ materially from those in the forward-looking statements. The forward-looking statements speak only as of the date of this press release. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

USX Financial

Contacts

IR Contact:
U.S. Xpress Enterprises, Inc.
Brian Baubach
Sr. Vice President Corporate Finance and Investor Relations
investors@usxpress.com

Media Contact:
Brad Carmony
bcarmony@usxpress.com

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